Exhibit (23)

                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated February 25, 2000 included or incorporated by reference in this annual report on Form 10-K, into the Company's previously filed: Form S-8 Registration Statement, File Number 333-44471; Form S-3 Registration Statement, File Number 333-13929; and Form S-3 Registration Statement, File Number 333-74481.


                                                /s/ Margolis & Company P.C.
                                                ----------------------------
                                                Margolis & Company P.C.
                                                Certified Public Accountants


Bala Cynwyd, Pennsylvania
April 19, 2000